Exhibit 10.87

DATE:      30 June 2004

INSIGNIA SOLUTIONS PLC

INSIGNIA SOLUTIONS INTERNATIONAL LIMITED

INSIGNIA SOLUTIONS, INC

INSIGNIA SOLUTIONS SARL

ESMERTEC AG

TERMINATION AND WAIVER AGREEMENT

Macfarlanes

10 Norwich Street

London

EC4A 1BD

WGD/573886

DATE                                                               30 June 2004

PARTIES

1                                                                                          INSIGNIA SOLUTIONS PLC whose registered office is at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Bucks HP10 0HH (PLC)

2                                                                                          INSIGNIA SOLUTIONS INTERNATIONAL LIMITED whose registered office is at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Bucks HP10 0HH (Limited)

3                                                                                          INSIGNIA SOLUTIONS, INC whose registered office is at 41300 Christy Street, Fremont CA94538 USA (Inc)

4                                                                                          INSIGNIA SOLUTIONS SARL whose registered office is at 24 Avenue du Centre, 78180 Montigny le Bretonneux (SARL)

the foregoing parties being referred to in this Agreement as the Insignia Parties; and

5                                                                                          ESMERTEC AG whose registered office is at Lagerstrasse 14, CH-8600 Dubendorf, Switzerland (Esmertec)

RECITALS

A                                                                                      The parties are parties to an Asset Purchase Agreement dated 4 March 2003 (as amended, varied and supplemented) (the Main Agreement) pursuant to which the Insignia Parties have sold and Esmertec has purchased the Business, Assets and Deferred Assets (including intellectual property rights) as therein defined, as the parties hereby acknowledge.

B                                                                                        PLC and Esmertec are parties to a Master Distribution and Licence Agreement and a Master Support and Maintenance Agreement (partially terminated by a side letter from Esmertec to PLC dated 16 February 2004 (the Side Letter)) and an SSP Software Marketing Agreement and Licence all dated 23 April 2003 (together, including the Side Letter, referred to as the Ancillary Agreements).

C                                                                                        Esmertec and PLC are parties to a Charge over Intellectual Property dated 16 February 2004 (the Charge).

D                                                                                       The Insignia Parties (on the one hand) and Esmertec (on the other) have agreed to terminate the foregoing agreements by mutual consent and to release and waive all and any existing and future outstanding obligations, claims and restrictions which may be owed by one to another under or in connection with those agreements or any of them or the transactions to which they relate, in each case on the terms set out in this Agreement, with the intention of achieving a complete and irrevocable severance of any relationship between them.

AGREEMENT

1                                                                                          Final payment

1.1                                                                                 Esmertec agrees to pay and PLC agrees to accept the sum of US$185,000 in full and final satisfaction of (i) the deferred consideration and (ii) any other consideration as may be due and payable pursuant to the Main Agreement, any balance being waived.

1.2                                                                                 The payment referred to in Clause 1.1 shall be paid without setoff or deduction of any kind for value no later than the date seven days after the date of this Agreement in cleared funds to such account as PLC shall nominate. Without prejudice to any other remedy, if such payment is not paid by that date, interest shall accrue and be payable on the unpaid sum at the rate of 10% per annum from that date to the date of payment calculated and accruing on a daily basis and on the basis of a 360 day year.

1.3                                                                                 For the avoidance of doubt, payment of the sum referred to in Clause 1.1 above (being on account of the deferred consideration under the Main Agreement) is secured by the Charge. With effect from payment in accordance with Clause 1.1, the assets comprised in the Charge shall be released and discharged from all mortgages, charges and other security interests created thereby or pursuant thereto and Esmertec shall be released and discharged from its obligations and liabilities (whether present or future, actual or contingent) thereunder. Further, Insignia Parties shall (at Esmertec's request and cost) execute any documents or otherwise do anything which may reasonably be required to dismiss or otherwise annul the Charge itself within seven (7) days after receipt of such payment.

2                                                                                          Termination of obligations

With effect from the date of this Agreement, and subject as provided in Clause 1 above, the Main Agreement and the Ancillary Agreements are terminated by mutual consent and none of them shall be of any further force or effect for any purpose and the parties are hereby released and discharged from the further performance or observance of any obligations, restrictions or duties imposed thereby, including but not limited to any obligation to pay or to repay money or to do or refrain from doing any other act, whether any such obligation, restriction or duty has accrued due at the date of this Agreement or not.

3                                                                                          Release and Waiver

Subject as provided in Clause 1 above, the Insignia Parties for themselves, their shareholders, directors, successors and assigns (on the one hand) and Esmertec for itself, its shareholders, directors, successors and assigns (on the other) hereby release and waive all and any rights and claims, whether in contract, tort, trust or otherwise which they may have or to which they may be entitled as against the other, whether accrued at the date of this Agreement or which might arise or accrue hereafter, under or otherwise in connection with the Main Agreement, the Ancillary Agreements or the transactions effected by any such agreements, and each of them covenants not to sue or to take any other action against the other in connection with any such agreement or transaction.

4                                                                                          Comprehensive intent

The parties declare that their intention is that the releases and waivers contained in and effected by this Agreement should be comprehensive and not limited in any respect and that each of them has taken such professional legal advice in connection with this Agreement as it considers necessary.

5                                                                                          Confidentiality

5.1                                                                                 Subject as provided in Clause 5.2, the parties shall keep the terms of this Agreement and of the Main Agreement, the Ancillary Agreements and the Charge and the subject matter thereof and the negotiations leading to their execution confidential and shall make no public statement or disclosure to any third party (excluding its professional advisers in connection with seeking their professional advice) in connection therewith, without first obtaining the written approval of the other parties.

5.2                                                                                 Clause 5.1 shall not prevent any party from making any disclosure required by law or by any government, administrative or regulatory body of competent jurisdiction provided that before making such disclosure the relevant party shall make reasonable efforts to resist or limit the same and to seek confidential status for such discourse, and shall in any event (unless prohibited by law) notify the other parties of the obligation and extent of such disclosure at the earliest reasonable opportunity.

6                                                                                          Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts as regards any claim, dispute or matter arising out of or in relation to this Agreement.

7                                                                                          General

This Agreement may be executed by facsimile and/or by the parties on one or more counterparts (each in the same form) provided that all the parties execute at least one counterpart. Such counterparts shall together constitute a single instrument.

EXECUTED and delivered as a Deed by each of the parties on the date at the top of page 1

DULY EXECUTED by	)
INSIGNIA SOLUTIONS PLC)
acting by two directors or other duly	)
authorised representatives	)	/s/ Mark E. McMillan

/s/ Richard M. Noling

DULY EXECUTED by	)
INSIGNIA SOLUTIONS	)
INTERNATIONAL LIMITED)
acting by two directors or other duly	)
authorised representatives	)	/s/ Mark E. McMillan

/s/ Richard M. Noling

DULY EXECUTED by	)
INSIGNIA SOLUTIONS, INC)
acting by two directors or other duly	)
authorised representatives	)	/s/ Mark E. McMillan

/s/ Richard M. Noling

DULY EXECUTED by	)
INSIGNIA SOLUTIONS SARL	)
acting by two directors or other duly	)
authorised representatives	)	/s/ Mark E. McMillan

/s/ Richard M. Noling

DULY EXECUTED by	)
ESMERTEC AG	)
acting by two directors or other duly	)
authorised representatives	)	/s/ Edwin Douglass

/s/ Daniel Diez